Exhibit 99.1

FOR IMMEDIATE RELEASE: Bank7 Corp. Announces Q1 2026 Earnings

Oklahoma City, April 14, 2026 – Bank7 Corp. (NASDAQ: BSVN) ("the Company"), the parent company of Oklahoma City-based Bank7 (the "Bank"), today reported unaudited results for the quarter ended March 31, 2026.  “We are pleased to announce record EPS, net income and PPE while maintaining a strong net interest margin, excellent credit quality, and robust liquidity. We are excited about 2026, as our properly matched balance sheet has us well positioned to continue to take advantage of our dynamic geographic region,” said Thomas L. Travis, President and CEO of the Company.

For the three months ended March 31, 2026 compared to the three months ended March 31, 2025:

-	Net income of $12.01 million compared to $10.34 million, an increase of 16.16%
-	Earnings per share of $1.25 compared to $1.08, an increase of 15.74%
-	Total assets of $1.95 billion compared to $1.79 billion, an increase of 8.94%
-	Total loans of $1.59 billion compared to $1.42 billion, an increase of 11.94%
-	Pre-provision pre-tax earnings of $15.82 million compared to $13.71 million, an increase of 15.37%
-	Total interest income of $33.78 million compared to $30.44 million, an increase of 10.99%

Both the Bank’s and the Company’s capital levels continue to be significantly above the minimum levels required to be designated as “well-capitalized” for regulatory purposes.  On March 31, 2026, the Bank’s Tier 1 leverage ratio, Tier 1 risk-based capital ratio, and total risk-based capital ratios were 13.24%, 14.79%, and 15.96%, respectively.  On March 31, 2026, on a consolidated basis, the Company’s Tier 1 leverage ratio, Tier 1 risk-based capital ratio, and total risk-based capital ratios were 13.24%, 14.78%, and 15.96%, respectively.  Designation as a well-capitalized institution under regulations does not constitute a recommendation or endorsement by bank regulators.

Non-GAAP Financial Measures:
This earnings release contains the non-GAAP financial measure pre-provision pre-tax earnings.  The Company’s management uses this non-GAAP measure in their analysis of the Company’s performance.  This measure adjusts GAAP performance to exclude from net income, income tax expense, provision for credit losses, and loss on sales and calls of available-for-sale debt securities.

	For the Three Months Ended
	March 31, 2026	March 31, 2025
Calculation of Pre-Provision Pre-Tax Earnings	(Dollars in thousands)
Net Income	$12,006	$10,336
Income Tax Expense	3,815	3,377
Pre-tax net income	15,821	13,713
Add back: Provision for credit losses	-	-
Add back: (Gain)Loss on sales/calls of AFS debt securities	-	-
Pre-provision pre-tax earnings	$15,821	$13,713

Unaudited Condensed Consolidated Balance Sheets
(Dollar amounts in thousands, except par value)

Assets	March 31, 2026 (unaudited)	December 31, 2025
	(Dollars in thousands)
Cash and due from banks	$246,701	$244,635
Interest-bearing time deposits in other banks	3,735	10,457
Available-for-sale debt securities (amortized cost of $55,632 and $57,316 at March 31, 2026 and December 31, 2025, respectively)	52,140	54,019
Loans, net of allowance for credit losses of $19,452 and $19,407 at March 31, 2026 and December 31, 2025, respectively	1,574,376	1,587,024
Loans held for sale	3,865	2,078
Premises and equipment, net	24,110	21,884
Nonmarketable equity securities	1,158	1,165
Core deposit intangibles	721	752
Goodwill	11,208	11,208
Interest receivable and other assets	27,066	30,418

Total assets	$1,945,080	$1,963,640

Liabilities and Shareholders’ Equity

Deposits
Noninterest-bearing	$336,801	$341,416
Interest-bearing	1,334,580	1,359,417

Total deposits	1,671,381	1,700,833

Income taxes payable	3,912	594
Interest payable and other liabilities	9,966	11,218

Total liabilities	1,685,259	1,712,645

Shareholders’ equity
Common stock, $0.01 par value; 50,000,000 shares authorized; shares issued and outstanding: 9,519,335 and 9,462,656 at March 31, 2026 and December 31, 2025, respectively	95	95
Additional paid-in capital	103,270	103,739
Retained earnings	159,143	149,707
Accumulated other comprehensive loss	(2,687)	(2,546)

Total shareholders’ equity	259,821	250,995

Total liabilities and shareholders’ equity	$1,945,080	$1,963,640

Unaudited Condensed Consolidated Statements of Comprehensive Income
(Dollar amounts in thousands, except per share data)

	Three Months Ended March 31,
	2026 (unaudited)	2025 (unaudited)
Interest Income	(Dollars in thousands)
Loans, including fees	$31,613	$27,324
Interest-bearing time deposits in other banks	112	101
Debt securities, taxable	250	283
Debt securities, tax-exempt	59	63
Other interest and dividend income	1,749	2,667

Total interest income	33,783	30,438

Interest Expense
Deposits	9,591	9,600

Total interest expense	9,591	9,600

Net Interest Income	24,192	20,838

Provision for Credit Losses	-	-

Net Interest Income After Provision for Credit Losses	24,192	20,838

Noninterest Income
Mortgage lending income	375	93
Loss on sales, prepayments, and calls of available-for-sale debt securities	-	-
Service charges on deposit accounts	249	218
Other	1,342	1,446

Total noninterest income	1,966	1,757

Noninterest Expense
Salaries and employee benefits	6,331	5,280
Furniture and equipment	342	250
Occupancy	686	592
Data and item processing	543	510
Accounting, marketing and legal fees	585	105
Regulatory assessments	259	83
Advertising and public relations	172	194
Travel, lodging and entertainment	71	56
Other	1,348	1,812

Total noninterest expense	10,337	8,882

Income Before Taxes	15,821	13,713
Income tax expense	3,815	3,377
Net Income	$12,006	$10,336

Earnings per common share - basic	$1.26	$1.10
Earnings per common share - diluted	1.25	1.08
Weighted average common shares outstanding - basic	9,491,075	9,421,534
Weighted average common shares outstanding - diluted	9,596,869	9,552,273

Other Comprehensive Income

Unrealized (losses) gains on securities, net of tax (benefit) expense of ($55) and $237 for the three months ended March 31, 2026 and 2025, respectively	$(141)	$642
Other comprehensive (loss) income	$(141)	$642
Comprehensive Income	$11,865	$10,978

	Net Interest Margin
	For the Three Months Ended March 31,
	2026 (unaudited)			2025 (unaudited)
	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
	(Dollars in thousands)
Interest-Earning Assets:
Short-term investments	$210,047	$1,861	3.60%	$238,048	$2,768	4.72%
Debt securities, taxable-equivalent	43,564	250	2.33	48,637	283	2.36
Debt securities, tax exempt	11,052	59	2.17	12,514	63	2.04
Loans held for sale	1,983	-	-	580	-	-
Total loans(1)	1,596,201	31,613	8.03	1,398,350	27,324	7.92
Total interest-earning assets	1,862,847	33,783	7.35	1,698,129	30,438	7.27
Noninterest-earning assets	41,295			39,957
Total assets	$1,904,142			$1,738,086

Funding sources:
Interest-bearing liabilities:
Deposits:
Transaction accounts	$1,058,572	$7,223	2.77%	$956,891	$7,118	3.02%
Time deposits	264,608	2,368	3.63	236,325	2,482	4.26
Total interest-bearing deposits	1,323,180	9,591	2.94	1,193,216	9,600	3.62
Total interest-bearing liabilities	$1,323,180	9,591	2.94	$1,193,216	9,600	3.62

Noninterest-bearing liabilities:
Noninterest-bearing deposits	$315,426			$316,544
Other noninterest-bearing liabilities	9,515			9,983
Total noninterest-bearing liabilities	324,941			326,527
Shareholders' equity	256,021			218,343
Total liabilities and shareholders' equity	$1,904,142			$1,738,086

Net interest income		$24,192			$20,838
Net interest spread			4.41%			4.01%
Net interest margin			5.27%			4.98%

(1)	Nonaccrual loans are included in total loans

About Bank7 Corp.

We are Bank7 Corp., a bank holding company headquartered in Oklahoma City, Oklahoma. Through our wholly-owned subsidiary, Bank7, we operate twelve locations in Oklahoma, the Dallas/Fort Worth, Texas metropolitan area and Kansas. We are focused on serving business owners and entrepreneurs by delivering fast, consistent and well-designed loan and deposit products to meet their financing needs. We intend to grow organically by selectively opening additional branches in our target markets as well as pursue strategic acquisitions.

Conference Call

Bank7 Corp. has scheduled a conference call to discuss its first quarter results, which will be broadcast live over the Internet, on Tuesday, April 14, 2026 at 10:00 a.m. central standard time. To participate in the call, dial 1-888-348-6421, or access it live over the Internet at https://app.webinar.net/5Kz4qdQLXjl. For those not able to participate in the live call, an archive of the webcast will be available at https://app.webinar.net/5Kz4qdQLXjl shortly after the call for 1 year.

Cautionary Statements Regarding Forward-Looking Information

This communication contains a number of forward-looking statements. These forward-looking statements reflect Bank7 Corp.’s current views with respect to, among other things, future events and Bank7 Corp.’s financial performance. Any statements about Bank7 Corp.’s expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. Any or all of the forward-looking statements in (or conveyed orally regarding) this presentation may turn out to be inaccurate. The inclusion of or reference to forward-looking information in this presentation should not be regarded as a representation by Bank7 Corp. or any other person that the future plans, estimates or expectations contemplated by Bank7 Corp. will be achieved.

These forward-looking statements are subject to significant uncertainties because they are based upon:  the amount and timing of future changes in interest rates, market behavior, and other economic conditions; future laws, regulations, and accounting principles; changes in regulatory standards and examination policies, and a variety of other matters.  These other matters include, among other things, the impact the direct and indirect effect of economic conditions on interest rates, credit quality, loan demand, liquidity, and monetary and supervisory policies of banking regulators.  Bank7 Corp. has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that Bank7 Corp. believes may affect its financial condition, results of operations, business strategy and financial needs. Bank7 Corp.’s actual results could differ materially from those anticipated in such forward-looking statements as a result of risks, uncertainties and assumptions that are difficult to predict. If one or more events related to these or other risks or uncertainties materialize, or if Bank7 Corp.’s underlying assumptions prove to be incorrect, actual results may differ materially from what Bank7 Corp. anticipates. You are cautioned not to place undue reliance on forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made and Bank7 Corp. undertakes no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as may be required by law. All forward-looking statements herein are qualified by these cautionary statements.

Contact:

Thomas Travis
President & CEO
(405) 810-8600